Exhibit 10.1

Second Amendment to Commercial Contract

(the “Second Amendment”)

Buyer:	Daniel Thom, as Trustee of the Torstonbo Trust
Seller:	1612 E. Cape Coral Parkway Holding Co., LLC
Property Address:	1612 Cape Coral Parkway East, Cape Coral, Florida 33904

THIS SECOND AMENDMENT is made part of the Commercial Contract (the “Contract”), concerning the Property referenced above. Notwithstanding anything contained in the Contract, as previously amended, to the contrary:

1. Buyer and Seller hereby agree and amend the Closing Date as follows: to extend the Closing Date to October 1, 2020.

2. As and for consideration for the extension of the Closing Date, the Buyer shall increase the Deposit by additional $100,000.00 to be immediately deposited with Old Republic National Title Insurance Company. This additional deposit will be credited to the Purchase Price at Closing. This additional deposit shall be subject to the same terms and conditions as all existing deposits.

3. Except as otherwise modified herein, this Second Amendment shall not alter, modify or amend the Contract, as previously amended. In the event of a conflict between this Second Amendment and the Contract, the terms of this Second Amendment shall prevail.

4. This Second Amendment may be executed in counterparts and a facsimile or electronic signature copy (DocuScan) shall be deemed to have the same force and effect as an original.

Buyer:	Seller:

Daniel Thom, Trustee	1612 E. Cape Coral Parkway Holding Co., LlC,
of the Torstonbo Trust	a Florida limited liability company

By Its Manager:
Legacy Education Alliance Holdings, Inc.

By:	/s/ Daniel Thom	By:	/s/ James E. May
	Daniel Thom, as Trustee		James E. May, as CEO

September 23, 2020		September 24, 2020

Second Amendment to Commercial Contract